EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2015-LC23 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Berkeley Point Capital LLC d/b/a Newmark, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the 11 Madison Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 11 Madison Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 11 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 11 Madison Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 11 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 40 Wall Street Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 40 Wall Street Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the 40 Wall Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 40 Wall Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 40 Wall Street Mortgage Loan, Park Bridge Lender Services LLC, as Trust Advisor for the 40 Wall Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 40 Wall Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the  40 Wall Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 32 Avenue of the Americas Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 32 Avenue of the Americas Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the 32 Avenue of the Americas Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 32 Avenue of the Americas Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 32 Avenue of the Americas Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the 32 Avenue of the Americas Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 32 Avenue of the Americas Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 32 Avenue of the Americas Mortgage Loan.

Dated: March 17, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)